UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

March 31, 2010

_____________________________

Date of Report (Date of earliest event reported)

NEXTMART, INC.

_____________________________________________________________________________________________

(Exact name of registrant as specified in its charter)

Delaware

                      000-26347

                 410985135

___________________________________________________________________________________________

(State or other jurisdiction                              (Commission

(IRS Employer

 of incorporation)                                      File Number)

 Identification No.)

NextMart Inc. Oriental Plaza Bldg. W3, Twelfth Floor

1 East Chang'an Avenue, Dongcheng District, Beijing, 100738 PRC ___________________________________________________________________________________________

(Address of principal executive offices)                                   (Zip Code)

Registrant’s telephone number, including area code:  (888) 865-0901 x 322

None

_____________________________________________________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 31, 2010, NextMart entered into an asset exchange and subscription agreement (the “Agreement”) with Ms. Wang Yihan and Beijing Chinese Art Exposition's Media Co., Ltd. (“CIGE”), a leading Chinese art services, events, and media company located in Beijing, China. CIGE’s main business operations includes operating and managing the China International Gallery Exposition, the largest exhibition of art galleries in China, and operating and managing China’s “Gallery Guide” magazine, a monthly magazine featuring news and events targeting top Chinese art collectors and galleries with a monthly distribution rate of over 10,000 copies. The terms of the Agreement were disclosed in our Form 8-K filed on March 31, 2010.

On May 10, 2010, NextMart, and Beijing Chinese Art Exposition Media Co. Ltd., a PRC company (“CIGE”) and Ms. Wang Yihan, the controlling shareholder of CIGE, amended the Agreement. The amendment is effective as of March 31, 2010.

Under the terms of the amended agreement, NextMart agreed to sell directly to Ms. Wang the following assets: 1) 100% of the shares of William Brand Administer Ltd, a BVI registered company and a wholly owned subsidiary of NextMart; 100% of the shares of Credit Network 114 Limited, a BVI registered company and a wholly owned subsidiary of NextMart; 2) 100% of NextMart’s 60% shareholdings in Wuxi Sun Network Technology Ltd., a PRC registered company; 3) 100% of NextMart’s 80% shareholdings in Naixiu Exhibition Ltd., a PRC registered company; 4) the net assets of NextMart’s 100% owned subsidiary Sun New Media Group Ltd. (a BVI registered company) and its 100% owned subsidiary China Cancer Institute Ltd. (a PRC registered company). The net assets being sold do not include the subsidiaries cash, office furniture and equipment, and third party creditor’s rights and third party debts, which shall remain the subsidiary’s property; 5) any other net assets and liabilities belonging to NextMart, with the exception of its 3,000 shares of China Grand Resorts Inc. common stock and its remaining US$750,000 liability under the convertible bond settlement agreement.

The parties placed a valuation of $5,391,255 on the above described assets which amount is based on a third party valuation report of the assets prepared as of March 31, 2010. As consideration for the transfer of the above described assets, Ms. Wang agreed to transfer to NextMart certain land usage rights for commercial real estate property valued at no less than $5,390,000 within 24 months from date of the amended agreement. The value of the land use rights will be determined by an appraisal conducted by a licensed third party appraiser acceptable to both parties. In the PRC, there is no private land ownership. Rather, land in the PRC is owned by the government and cannot be sold to any individual or entity. The government grants or allocates landholders a “land use right,” which is sometimes referred to informally as land ownership. Land use rights are granted for specific purposes and for limited periods. Each period may be renewed at the expiration of the initial and any subsequent terms. Granted land use rights are transferable and may be used as security for borrowings and other obligations.

In the event Ms. Wang fails to provide land usage rights for adequate real estate property within the 24 month period, she is obligated to provide NextMart with common stock of a publicly traded company acceptable to NextMart which shall have a value of no less than $5,390,000.

Additionally, under the terms of the amended agreement, (i) CIGE will not transfer to NXMR ownership of its member database and the advertising sales rights for its CIGE art exposition events or Gallery Guide magazine, (ii) NextMart will not issue to CIGE the stock purchase warrants for 50,000,000 shares of its common stock, and (iii) the right of first refusal originally granted to NexMart has been rescinded. Separately, CIGE and SMIH and Redrock have agreed that SIMH and Redrock will not be transferring 8,775,086 and 65,386,214 shares of the Company’s common stock held by such parties, respectively, to CIGE as reported in the original Form 8-K.

NextMart has embarked on its plans to develop its art marketing and sales business as disclosed in the original Form 8-K. NextMart will undertake its art themed product sales business under a newly created “Artslux” brand. As mentioned in the original Form 8-K, the company, now through its Artslux brand, will create and/or sell high end art products and co-branded art-themed luxury products by developing partnerships with well known artists and luxury goods providers. Art products that the Company would sell would include items such as lithographs and professional replicas of various other art pieces. Art-themed products would include limited edition wines and liquors produced by internationally acclaimed producers with customized labels featuring the works of renowned Chinese and international artists, or other luxury goods like watches, jewelry, etc. produced by the leading brands but featuring designs by partnered artists. Since our initial announcement on March 31, 2010, the Company has begun to set up a PRC company which will be the operational Artslux entity. NextMart also has formed a team of 5 employees to initially run the business, including a head of operations, sales manager, marketing manager, product developer, and product designer which have begun designing products, negotiating licensing and production agreements with artists and producers, as well as setting up marketing and sales channels. The initial operations, including salaries, rent, product development and product sales literature, are currently being financially supported by an affiliate of our major shareholders SMIH and Redrock. This affiliate has agreed to support the operation until the operational entity has been registered in the PRC. NextMart has agreed to repay the affiliate for all costs incurred by such party during the interim period.

We expect that the costs for the art themed sales business could be up to US$2,100,000 for the first year of operations. Of the $2,100,000 amount, $1,242,000 is allocated to cost of sales which includes product purchasing and artist licensing fees, $640,000 is allocated to selling expenses including marketing and logistics, and $248,000 is allocated to general and administrative expenses including rent, salaries of 5 employees mentioned above, office expenses, and miscellaneous expenses. The Company is hopeful to initially fund approximately $500,000 of the required expenses from loans from shareholders or their affiliates, with the remainder of the required capital for the business expected to come from a combination of revenues from operations and from a planned round of fundraising from third parties. We expect to generate sales in the first quarter of fiscal 2011. As of the date of this report, the Company does not have any formal arrangement with any shareholder nor any third party to provide any loans or other financing to the Company, other than as mentioned above. The Company can not predict whether it will receive sufficient funds from such loans and from operations to successfully launch and develop its business.

Given that the Company will not be receiving from CIGE the membership database of GIGE and advertising rights to the CIGE art exposition events and the CIGE’s Gallery Guide magazine under the amended agreement, at this time, the Company’s new business direction will not include the build out of its self operated marketing channels to reach China’s wealthiest consumers as disclosed in the original Form 8-K. Moreover, NextMart has decided to suspend the development of its art investment fund advisory business as disclosed in the original Form 8-K.

Despite the fact that CIGE will no longer be transferring certain art assets to NextMart as described in the original Form 8-K, the parties continue to discuss the possibility of a future business arrangement. At this time, the Company does not have any formal agreement with CIGE or Ms. Wang Yihan and cannot predict whether such an agreement or agreements will arise in the future.

NextMart reminds investors that its plans to re-structure its business and adopt a new business in art related industry will be subject to various conditions and requirements. These conditions and requirements include but are not limited to the ability to obtain capital in the near term, formal agreements with numerous parties including artists, luxury goods manufacturers, and real estate developers, certain asset valuations, and various approvals including potentially other regulatory approvals, none of which can be affirmed as of the date of this report. The Company also reminds investors that even if it is able to meet the various conditions and requirements indicated above, it can not predict whether it will be successful with its new business initiatives.

Please refer to the Company’s Form 8-K filed on March 31, 2010 for a more complete description of the terms of the original transaction with CIGE and Ms. Wang, as well as the proposed Future Business Operations of the Company contained therein. The original Form 8-K is incorporated herein by reference. In addition, the English translated versions of the Agreement and amended agreement are attached hereto as exhibits to this Form 8-K. The information contained herein is qualified in its entirety by the terms and conditions of both agreements.

Item 1.02 Termination of a Material Definitive Agreement.

Please refer to the discussion in Item 1.01 above for a discussion on the termination of certain aspects of the prior agreement with CIGE and Ms Wang.

Item 5.01. Change of Control of Registrant.

As indicated above, the 66,161,300 shares of common stock of the Company and stock purchase warrants to acquire 50,000,000 shares of common stock of the Company will not be issued to CIGE as provided in the Agreement and related agreements with SMIH and Redrock.  Accordingly, neither CIGE not Ms. Yihan Wang will be shareholders of the company as a result of the amended agreement and related amended agreements SMIH and Redrock.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Asset Exchange And Subscription Agreement dated March 31, 2010 by and between NextMart, Inc. and Ms. Wang Yihan and Beijing Chinese Art Exposition Media Co. Ltd.

99.2 Asset Exchange And Subscription Agreement Amendment dated May 10, 2010 by and between NextMart, Inc. and Ms. Wang Yihan and Beijing Chinese Art Exposition Media Co. Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXTMART, INC.

(Registrant)

Date: May 14, 2010

By: /s/ Carla Zhou

           Carla Zhou

  Chief Financial Officer